As filed with the Securities and Exchange Commission on March 6, 2018

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Praetorian Group

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

522320
(Primary Standard Industrial Classification Number)

82-3296774
(IRS Employer Identification Number)

6685 73rd. Place Middle Village, NY 11379 Tel: (718) 261 1711
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Approximate date of commencement of proposed sale to the public: upon SEC registration as a "security"

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: o

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: o

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer o	Accelerated filer o
Non-accelerated filer o	Small reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class	Amount	Proposed	Proposed	Amount of
of securities	to be	maximum offering	maximum aggregate	registration
to be registered	Registered	price per share	offering price	Fee(1)
Token $0.001 par value	15,000,000.00	$5.00	$75,000,000.00	$9,337.50

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a), may determine.

THE PRAETORIAN GROUP AND PAX COIN CORPORATION

PROSPECTUS

The Sound Money Cryptocurrency

Trading under the Symbol

“PAX”

INVESTMENT DISCLOSURES

PLEASE READ THIS SECTION AND THE FOLLOWING SECTIONS ENTITLED “DISCLAIMER OF LIABILITY”, “NO REPRESENTATIONS AND WARRANTIES”, “REPRESENTATIONS AND WARRANTIES BY YOU”, “CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS”, “MARKET AND INDUSTRY INFORMATION AND NO CONSENT OF OTHER PERSONS”, “NO ADVICE”, “NO FURTHER INFORMATION OR UPDATE”, “RESTRICTIONS ON DISTRIBUTION AND DISSEMINATION”, “OFFER OF SECURITIES OR REGISTRATION” AND “RISKS AND UNCERTAINTIES” CAREFULLY.

IF YOU ARE IN ANY DOUBT AS TO THE ACTION WE STRONGLY RECOMMEND THAT YOU SHOULD CONSULT YOUR LEGAL, FINANCIAL, TAX OR OTHER PROFESSIONAL ADVISOR(S).

YOU ACKNOWLEDGE AND AGREE THE YOU RISK THE LOSE OF YOUR ENTIRE INVESTMENT IN THE EVENT THE COMPANY EXPERIENCES A MATERIALLY ADVERSE EFFECT WITH RESPECT TO IT’S BUSINESS AND OPERATIONS ASSOCIATED WITH PHASE 1 AND PHASE II AS DESCIBED MORE FULLY HEREIN.

The PAX tokens that will be distributed as a security and are not intended to constitute a commodity in any jurisdiction. In particular, the Company is mindful of the uncertainties associated with the Securities and Exchange Commission’s (“SEC”) view as to whether or not an Initial Coin Offering (“ICO”) would constitute a “security” under applicable federal securities laws, We, therefore, believe it is more prudent to register the offering with the SEC to avoid any unanticipated regulatory issues with the SEC and/or other regulatory agencies such as FINRA. There are various opinions in the public domain that address this topic but to the best of our knowledge the SEC has yet to issue a formal opinion and/or regulation with respect to whether or not digital currency and the distribution thereof to investors constitutes a security under applicable federal securities laws. In any event, we believe from a Company and investor standpoint, we should treat the offering and disclosures contained within this white paper (“Prospectus”) a security to avoid any regulatory issues now or in the future. We strongly encourage each “accredited investor” to access the various SEC websites to gain a deeper and more knowledgeable understanding of this new form of digital currency prior to investing in the PAX token.

This Prospectus does not constitute or form part of any opinion on any advice to sell, or any solicitation of any offer by the Distributor of the PAX tokens to purchase any PAX tokens nor shall it or any part of it nor the fact of its presentation form the basis of, or be relied upon in connection with, any smart contract or investment decision.

The Distributor PAX Coin Corporation, a Delaware company (“Distributor”) is a subsidiary of the holding corporation, the Praetorian Group company, a Delaware Corporation (“Company”), and will deploy all proceeds of sale of the PAX tokens to fund PAX’s cryptocurrency real estate projects, and the PAX digital peer – to -- peer merchant services businesses and operations. There can be no assurances that the Company will require a follow on offering to meet its business operations and objectives.

Each PAX token holder is required to enter into a smart contract associated with their purchase of PAX tokens and further only other forms of cryptocurrency shall be used for the purchase of PAX tokens unless the Company, in its absolute and sole discretion, accepts fiat currency.

Any agreement as between the Distributor and you as a purchaser, and in relation to any sale and purchase, of PAX tokens (as referred to in this Prospectus ) is to be governed by only a separate smart contract setting out the terms and conditions (the “T&Cs”) of such agreement. In the event of any inconsistencies between the T&Cs and this Prospectus, the former shall prevail.

While, as noted above, we intend to register this offering with the SEC, no regulatory authority has examined or approved of any of the information set out in this Prospectus. Any comments from the SEC will occur once we register the offering document with the SEC.

There are risks and uncertainties associated with the distribution of the PAX token and/or the Company, Distributor and their respective businesses and operations, the PAX tokens, the Token Sale, and Phase I and Phase II of this securities offering (each as referred to and described in detail in this Prospectus).

ALL INVESTORS MUST BE AWARE, AKNOWLEDGE AND UNDERSTAND THE RISKS OF THAT THIS TYPE OF INVESTMENT IS HIGH AND THAT THEY RISK THE LOSE OF THEIR ENTIRE INVESTMENT. WHILE WE BELIEVE IN OUR BUSINESS MODEL, THAT SHOULD NOT BE CONSTRUED BY ANY INVESTOR THAT THIS ICO AND RELATED INVESTMENTS AS DESCRIBED HEREIN AND ASSOCIATED PROJECTIONS WILL OCCUR. PAX TOKENS, DEPENDING UPON A MULTIPLE OF FACTORS COULD LOSE THIER ENTIRE VALUE.

This Prospectus, any part thereof and any copy thereof must not be taken or transmitted to any country where distribution or dissemination of this Prospectus is prohibited or restricted under any applicable laws.

No part of this Prospectus  is to be reproduced, distributed or disseminated without including this section and the following sections entitled “Disclaimer of Liability”, “No Representations and Warranties”, “Representations and Warranties By You”, “Cautionary Note On Forward-Looking Statements”, “Market and Industry Information and No Consent of Other Persons”, “Terms Used”, “No Advice”, “No Further Information or Update”, “Restrictions On Distribution and Dissemination”, “ Offer of Securities or Registration” and “Risks and Uncertainties”.

DISCLAIMER OF LIABILITY

To the maximum extent permitted by the applicable laws, regulations and rules the Company and/or the Distributor shall not be liable for any indirect, special, incidental, consequential, or other losses of any kind, in tort, contract, tax or otherwise (including but not limited to loss of revenue, income or profits, and loss of use or data), arising out of or in connection with any acceptance of or reliance on this Prospectus or any part thereof by you.

NO REPRESENTATIONS AND WARRANTIES

The Company and/or the Distributor does not make or purport to make, and hereby disclaims, any representation, warranty or undertaking in any form whatsoever to any entity or person, including any representation, warranty or undertaking in relation to the truth, accuracy, and completeness of any of the information set out in this Prospectus.

REPRESENTATIONS AND WARRANTIES BY YOU

By accessing and/or accepting possession of any information in this Prospectus or such part thereof (as the case may be), you represent and warrant to the Company and/or the Distributor as follows:

(a)you agree and acknowledge that this Prospectus does constitute a prospectus or offering document and is intended to constitute an offer of securities in any jurisdiction or a solicitation for investment in securities and you are not bound to enter into any contract or binding legal commitment and no cryptocurrency or other form of payment is to be accepted on the basis of this Prospectus until we have successfully completed the registration process with the SEC;

(b)you agree and acknowledge that no regulatory authority has examined or approved of the information set out in this Prospectus that we intend to file with the SEC, no action has been or will be taken under the laws, regulatory requirements or rules of any jurisdiction and the publication, distribution, or dissemination of this Prospectus to you does not imply that the applicable laws, regulatory requirements, or rules have been complied with until we have successfully registered this ICO as a security with the SEC, and the SEC issues the applicable approvals necessary for the Token Sale associated with this ICO;

(c)you agree and acknowledge that this Prospectus, the undertaking and/or the completion of the Company’s Token Sale, or future trading of the PAX tokens on any cryptocurrency secondary exchange, shall not be construed, interpreted, or deemed by you as an indication of the merits of the Company’s and/or the Distributor, the PAX tokens, the Token Sale, and the Praetorian real estate model and Digital Wallet business model (each as referred to and described in this Prospectus);

(d)the distribution or dissemination of this Prospectus , any part thereof or any copy thereof, or acceptance of the same by you, is not prohibited or restricted by the applicable laws, regulations, or rules in your jurisdiction, and where any restrictions in relation to possession are applicable, you have observed and complied with all such restrictions at your own expense and risk without liability to the Company and/or the Distributor;

(e)you agree and acknowledge that in the case where you wish to purchase any PAX tokens, the PAX tokens are not to be construed, interpreted, classified, or treated as:

(i)any kind of currency other than cryptocurrency;

(ii)debentures, or shares issued by any person or entity (whether the Company and/or the Distributor)

(iii)      Rights, options, or derivatives in respect of such debentures, stocks, or shares;

(iv)     Rights under a contract for differences or under any other contract the purpose or pretended purpose of which is to secure a profit or avoid a loss;

(v)     units in a collective investment scheme;

(vi)     units in a business trust or real estate investment trust;

(vii)   derivatives of units in a business trust; or

(viii)    any other security or class of securities (UNLESS AS DEFINED HEREIN “THE PAX Token”) despite our intention to register the ICO as a securities offering.

(f)you have a high degree of understanding of the operation, functionality, usage, storage, transmission mechanisms and other material characteristics of cryptocurrencies, blockchain-based software systems, cryptocurrency wallets or other related token storage mechanisms, blockchain technology and smart contract technology;

(g)you are fully aware and understand that in the case where you wish to purchase any PAX tokens, there are risks associated with the Company and the Distributor and their respective business and operations, the PAX tokens, the Token Sale and the Company real estate prospective acquisitions and PAX Wallet (each as referred and described in detail to you in the Prospectus );

(h)you agree and acknowledge that neither the Company nor the Distributor is liable for any indirect, special, incidental, consequential, or other losses of any kind, in tort, contract or otherwise (including but not limited to loss of revenue, tax implications, income or profits, and loss of use or data), arising out of or in connection with any acceptance of or reliance on this Prospectus or any part thereof by you; and

(i)all the above representations and warranties are true, complete, accurate and non- misleading from the time of your access to and/or acceptance of possession this Prospectus or such part thereof (as the case may be).

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

All statements contained in this Prospectus, statements made in press releases or in any place accessible by the public and oral statements that may be made by the Company and/or the Distributor or their respective directors, executive officers or employees acting on behalf of the Company and/or the Distributor (as the case may be), that are not statements of historical fact, constitute “forward- looking statements”. Some of these statements can be identified by forward-looking terms such as “aim”, “target”, “anticipate”, “believe”, “could”, “estimate”, “expect”, “if”, “intend”, “may”, “plan”, “possible”, “probable”, “project”, “should”, “would”, “will” or other similar terms. However, these terms are not the exclusive means of identifying forward-looking statements. All statements regarding the Company and/or the Distributor’s financial position, business strategies, plans and prospects and the future prospects of the industry which the Company and/or the Distributor is in are forward-looking statements. These forward-looking statements, including but not limited to statements as to the Company and/or the Distributor’s revenue and profitability, prospects, future plans, other expected industry trends and other matters discussed in this Prospectus regarding the Company and/or the Distributor are matters that are not historic facts, but only predictions since the Company and Distributor are a start-up enterprise with not historical financial information, business or operations.

These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual future results, performance or achievements of the Company and/or the Distributor to be materially different from any future results, performance or achievements expected, expressed, or implied by such forward-looking statements. These factors include, amongst others:

(a)changes in political, social, economic, and stock or cryptocurrency market conditions, and the regulatory environment in the countries in which the Company and/or the Distributor conducts its respective businesses and operations including the SEC;

(b)the risk that the Company and/or the Distributor may be unable or execute or implement their respective business strategies and future plans including without limitation successfully acquiring real estate holdings on favorable terms, or successfully launching the Phase I and Phase II described herein;

(c)changes in interest rates and exchange rates of fiat currencies and cryptocurrencies;

(d)changes in the anticipated growth strategies and expected internal growth the Company and/or the Distributor;

(e)changes in the availability and fees payable to the Company and/or the Distributor in connection with their respective businesses and operations;

(f)changes in the availability and salaries of employees who are required by the Company and/or the Distributor to operate their respective businesses and operations;

(g)changes in preferences of customers of the Company and/or the Distributor;

(h)changes in competitive conditions under which the Company and/or the Distributor operate, and the ability of the Company and/or the Distributor to compete under such conditions;

(i)changes in the future capital needs of the Company and/or the Distributor and the availability of financing and capital to fund such needs;

(j)war or acts of international or domestic terrorism;

(k)occurrences of catastrophic events, natural disasters and acts of God that affect the businesses and/or operations of the Company and/or the Distributor;

(l)other factors beyond the control of the Company and/or the Distributor including PAX token theft or mal-ware that could corrupt the PAX token on any secondary exchange; and

(m)any risk and uncertainties associated with the Company and/or the Distributor and their businesses and operations, the PAX tokens, the PAX Token Sale including the real estate holding acquisitions contained in Phase I and the Company Digital Wallet described in Phase II (each as referred to in the Prospectus).

All forward-looking statements made by or attributable to the Company and/or the Distributor or persons acting on behalf of the Company and/or the Distributor are expressly qualified in their entirety by such factors. Given that risks and uncertainties that may cause the actual future results, performance or achievements of the Company and/or the Distributor to be materially different from that expected, expressed, or implied by the forward-looking statements in this Prospectus, undue reliance must not be placed on these statements. These forward-looking statements are applicable only as of the date of this Prospectus.

Neither the Company nor the Distributor nor any other person represents, warrants, and/or undertakes that the actual future results, performance or achievements of the Company and/or the Distributor will be as discussed in those forward-looking statements. The actual results, performance or achievements of PAX Tokens, the Company and/or the Distributor may differ materially from those anticipated in these forward- looking statements.

Nothing contained in this Prospectus is or may be relied upon as a promise, representation or undertaking as to the future performance or policies of the Company and/or the Distributor.

Further, the Company and/or the Distributor disclaim any responsibility to update any of those forward-looking statements or publicly announce any revisions to those forward-looking statements to reflect future developments, events, or circumstances, even if new information becomes available or other events occur in the future; however the Company and Distributor will provide all relevant business information as required by the SEC.

MARKET AND INDUSTRY INFORMATION AND NO CONSENT OF OTHER PERSONS

This Prospectus includes market and industry information and forecasts that have been obtained from internal surveys, reports, and studies, where appropriate, as well as market research, publicly available information, and industry publications. Such surveys, reports, studies, market research, publicly available information and publications generally state that the information that they contain has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of such included information.

Save for the Company, the Distributor and their respective directors, executive officers and employees, no person has provided his or her consent to the inclusion of his or her name and/or other information attributed or perceived to be attributed to such person in connection therewith in this Prospectus  and no representation, warranty or undertaking is or purported to be provided as to the accuracy or completeness of such information by such person and such persons shall not be obliged to provide any updates on the same.

While the Company and/or the Distributor have taken reasonable actions to ensure that the information is extracted accurately and in its proper context, the Company and/or the Distributor have not conducted any independent review of the information extracted from third party sources, verified the accuracy or completeness of such information, or ascertained the underlying economic assumptions relied upon therein. Consequently, neither the Company, the Distributor, nor their respective directors, executive officers and employees acting on their behalf makes any representation or warranty as to the accuracy or completeness of such information and shall not be obliged to provide any updates on the same.

TERMS USED

To facilitate a better understanding of the PAX tokens being offered for purchase by the Distributor, and the businesses and operations of the Company and/or the Distributor,

certain technical terms, and abbreviations, as well as, in certain instances, their descriptions, have been used in this Prospectus. These descriptions and assigned meanings should not be treated as being definitive of their meanings and may not correspond to standard industry meanings or usage.

Words importing the singular shall, where applicable, include the plural and vice versa and words importing the masculine gender shall, where applicable, include the feminine and neuter genders and vice versa. References to persons shall include corporations.

NO ADVICE

No information in this Prospectus  should be considered to be business, legal, and financial or tax advice regarding the Company, the Distributor, the PAX tokens, the Token Sale, and the Company prospective real estate acquisitions and Digital Wallet (each as referred to in the Prospectus). You should consult your own legal, financial, tax or other professional adviser regarding PAX token and/or the Company, Distributor and their respective businesses and operations, the PAX token, the Token Sale respecting Phase I and Phase II (each as referred to and described in detail in the Prospectus ). You should be aware that you may be required to bear the financial risk of any purchase of PAX tokens for an indefinite period of time.

NO FURTHER INFORMATION OR UPDATE

No person has been or is authorized to give any information or representation not contained in this Prospectus in connection with the Company and/or the Distributor and their respective businesses and operations, the PAX tokens, the Token Sale and Phase I and Phase II (each as referred to and described in detail in the Prospectus) and, if given, such information or representation must not be relied upon as having been authorized by or on behalf of the Company and/or the Distributor. The Token Sale (as referred to in the Prospectus) shall not, under any circumstances, constitute a continuing representation or create any suggestion or implication that there has been no change, or development reasonably likely to involve a material change in the affairs, conditions and prospects of the Company and/or the Distributor or in any statement of fact or information contained in this Prospectus since the date hereof.

RESTRICTIONS ON DISTRIBUTION AND DISSEMINATION

The distribution or dissemination of this Prospectus or any part thereof may be prohibited or restricted by the laws, regulatory requirements, and rules of any jurisdiction including without limitation the SEC and other regulatory agencies throughout the world. In the case where any restriction applies, you are to inform yourself about, and to observe, any restrictions which are applicable to your possession of this Prospectus or such part thereof (as the case may be) at your own expense and without liability to the Company and/or the Distributor.

Persons to whom a copy of this Prospectus  has been distributed or disseminated, provided access to or who otherwise have the Prospectus in their possession shall not circulate it to any other persons, reproduce or otherwise distribute this Prospectus or any information contained herein for any purpose whatsoever nor permit or cause the same to occur. THE DISSEMINATION OF THIS PROSPECTUS WILL BE EFFECTIVE UPON THE APPLICABLE SEC REGULATORY APPROVALS.

OFFER OF SECURITIES AND SEC REGISTRATION

This Prospectus constitutes a prospectus or offering document and is intended to constitute an offer of securities once the Company successfully registers the securities with the SEC, and obtains all necessary regulatory approvals from the SEC and any other governmental agencies including FINRA. No person is bound to enter into any contract or binding legal commitment and no cryptocurrency or other form of payment is to be accepted on the basis of this Prospectus until the SEC registers this ICO offering as a security.  Any agreement in relation to any sale and purchase of PAX tokens (as referred to in this Prospectus) is to be governed by only this Prospectus, the SEC regulatory approvals and other terms and conditions any associated documents including without limitation the smart agreement and no other document.

No regulatory authority has examined or approved of any of the information set out in this Prospectus. Such action will be taken under the laws, regulatory requirements, or rules of any jurisdiction including all necessary approvals from the SEC resulting from our securities registration process. The publication, distribution or dissemination of this Prospectus does not imply that the applicable laws, regulatory requirements, or rules have been complied with.

RISKS AND UNCERTAINTIES

Prospective purchasers of PAX tokens (as referred to in this Prospectus) should carefully consider and evaluate all risks and uncertainties associated with the Company, the Distributor and their respective businesses and operations, the PAX tokens, the Token Sale and Phase I and Phase II (each as referred to in the Prospectus), all information set out in this Prospectus and the T&Cs prior to any purchase of PAX tokens. If any of such risks and uncertainties develops into actual events, the business, financial condition, results of operations and prospects of the Company and/or the Distributor could be materially and adversely affected. In such cases, you may lose all or part of the value of the PAX token.

While we anticipate that that the PAX token will be traded on various secondary exchanges, there are no guarantees that we will be successful on achieving the various secondary market listings with the PAX token.

NEWLY FORMED START-UP COMPANY

The Company and/or Distributor is a start-up concept stage company, and, therefore has no previous business operations, financial historical information, or any other business information respecting its business operations or future prospects. The Company has never offered a sale of security since it is an emerging growth Company with no prior business operations or financial history. This is a concept stage Company with no tangible assets.

USE OF PROCEEDS

The Company intends to raise $75,000,000 in equity and/or cryptocurrency equivalent to fund its operations throughout Phase I as described herein, and other expenditures including marketing costs, salaries (to be determined) for key management,  intellectual property support associated with its business operations and proceeds for general capital working purposes to launch the business including deployment of investment capital for the purchase of various real estate holdings in New York State and throughout the United States, and further down the road the launch of the digital PAX wallet, as described herein. We have not acquired any real estate holdings but depending upon the success of investment we have identified certain real estate holding that fit within our business model although there are no assurances that these real estate prospects will lead to a successful financial closing.

MARKETING PLAN

The Company intends to engage in various marketing campaigns with it partners Expanse and Token-lab, and use other marketing vehicles, whether digital, print or social media out-lets associated with its crowd funding ICO offering campaign. The Company is still in process with the exact nature of its marketing plans and there are no assurances by the Company and/or Distributor that any future marketing campaigns will be successful.  In particular, The Company has a branding and marketing team that we believe will support the Company’s marketing efforts associated with the ICO. As of January 1, 2018, our branding and marketing team consists of six advisors. In addition to the above, we intend to include in our marketing efforts active public relations and ongoing investor communication programs once the ICO obtains all SEC approvals as a registered security.

THE PRAETORIAN GROUP BUSINESS MODEL

WHAT IS A “PAX’ TOKEN

The PAX Token is a cryptocurrency that resides on the Ethereum or NEO based blockchain open source software infrastructure system. The PAX Token may reside over other blockchains as well over time as the technology enables ERC or NEO tokens to move or “swap” over different protocols such as the NEO blockchain or any derivative thereof. The PAX Token is a form of digital currency using smart contracts to ensure trust and integrity and uses cryptography for its security. Cryptocurrencies, in our estimation, are not susceptible to government or central bank manipulation or inflation. The PAX token has not been deemed a security yet by the SEC and can trade, to the best of our knowledge, over multiple exchanges that accept this new form of digital currency as described herein.

Notwithstanding our belief that the PAX token might not constitute a security, we feel given the uncertainties from a regulatory standpoint that it is more prudent to deem the PAX token a security and follow through with the registration process before the SEC and gain the SEC necessary approvals as a registered security.

THE INITIAL COIN OFFERING TERMS (“ICO”)

INITIAL TOKEN SALE AND CROWD FUNDING

A token crowd funding campaign is an opportunity in which a newly created token/crypto currency offers to sell a portion of its crypto currency token to early adopters and blockchain to well-informed accredited investor individuals in exchange for funding. This method of raising funds has become the norm and a well-respected and acceptable way to raise capital in the blockchain ecosystem. However, accredited investors should aware that they have been many instances where tokens in general have been corrupted and/or stolen by others using mal-ware software techniques. Thus, we cannot be responsible and completely disclaim any instances of any sort of these illicit activities that have and continue to occur in the marketplace.

The sale of the PAX token in connection to the Praetorian PAX Token Coin Offering and you as a purchaser of said token will be governed by the disclosures, warning and terms and conditions of said ICO contained herein and smart contacts that investors will be required to execute.

The Token Sale via a crowd funding campaign will commence at the time the Company obtains all SEC regulatory approvals, and will continue until the Token Sale is sold out.

All tokens will be sold exclusively on the Praetorian website praetoriangroup.io. Investors can purchase tokens with Bitcoin, Ethereum, and Litecoin.

In the event there is a high demand for PAX tokens we reserve the right to issue a second and third round ICO wave in which principals will offer their tokens up for sale to the general public at a price yet to be determined. If this were to occur, the Company would provide five (5) business days’ notice via various disclosure mediums to ensure full and complete transparency. Notwithstanding the foregoing, the total amount of PAX tokens the Company and/or Distributor will offer in connection with this ICO Token Sale via a crowd funding campaign is 15,000,000 million PAX tokens.

We anticipate the majority of tokens to be traded on the various crypto currency exchanges around the world. However, in an effort to increase liquidity and exposure of the Company and Distributor and PAX token to a broader investor base, we will also endeavor to include PAX tokens in some classic exchanges such as: Bittrex, Binance, and Liqui.

******On an Annual basis, all Company PAX Token Holders shall be entitled to their share of our net profit, (revenue minus expenses off the real estate holdings) that the Company will distribute, in its sole and absolute discretion. This will be paid in PAX tokens purchased on the secondary exchange when the Company achieves profitability. We will provide detailed quarterly reports that will be published on our website to ensure full disclosure and transparency respecting our business, operations, and net profits and/or losses including any public disclosures required by the SEC. *******

ICO TOKEN ALLOCATION; ESCROW

The following is a breakdown of the Company PAX Token Crowd Funding allocation. In total there are 200 million PAX tokens. We will not issue and/or create any more tokens beyond that total offering amount. However, in the event that the Praetorian token sale is fully subscribed, it would allow Praetorian a run rate of 12 months, so Principals, would not trade any tokens on the open market for at least 180 days as a lock up period and to further secure the value of the PAX token. However, if there is a need for additional capital beyond the 12-month period, Principals/Owners can sell tokens on any other secondary market where PAX tokens are listed and actively trading, or in a controlled and responsible way to avoid a negative dilutive impact on the price of Praetorian PAX Token.

Principals65.00%130mm  tokens

General Offering20.00%40mm     tokens

Advisors/Employees5.00%10mm     tokens

Token Sale10.00%20mm     tokens

Each PAX token will be sold for $5.00 in the ICO sale. There is a minimum purchase amount of 200 PAX tokens per purchase. The Company intends to only register with the SEC 15mm Pax Tokens associated with the Token Sale.

The Company shall be entitled to break escrow once the Company raises $5,000,000 in equity capital and/or cryptocurrency equivalent associated with the Token Sale, and use such proceeds for general corporate working capital purposes.

In the event that the Company campaign does not reach its intended capital raise minimum then in such event all tokens distributed will be adjusted accordingly in an effort to establish the delta between such lower amount and maximum amount to be reserved for future token crowd funding campaigns.

DILLUTION

All investors must be aware that depending on the need to raise additional capital, they will in all likelihood experience dilution associated with the value of their PAX token. At this time, the Company cannot project whether or not it will be required to engage in subsequent ICO offerings to fund its business operations and future prospects.

ESCROW

Any and all crypto currency received by Praetorian in connection with the PAX ICO will be held securely in a triple signature wallet with an additional multi key structure. These keys will be kept in a hard-secret location. The Company shall be entitled to break escrow once it raises $5,000,000 in equity capital and/or cryptocurrency equivalent.

BUSINESS SUMMARY

The Company is engaging in a two-phase business model that will utilize a number of blockchain opportunities as the Company attempts to achieve its projected milestones.

Phase 1- The creation of a Cryptocurrency Real Estate Investment Vehicle (C.R.E.I.V.) for the sole purpose of acquiring and upgrading residential and commercial real estate properties that are either undervalued and/or located in blighted areas that with proper execution we believe can become profitable real estate holdings. It is the Company’s vision to invest in lower income areas that we believe are poised to increase in value, infuse cryptocurrency into these areas and to fund “Out Reach Programs” to enrich the quality of life for the residents in which we owned properties.

However, while the Company is pursuing these real estate opportunities the Company can give no assurance that these real estate acquisitions will achieve a successful financial closing based on a multitude of factors including without limitation pricing considerations, available inventory, down turns in the real estate market, among others risks associated with the negotiation and purchase of the various real estate holdings. In addition, while we believe there are several real estate opportunities in the United States marketplace that we are going to attempt to purchase, such transactions and/or negotiations are in the early stages of our business plan, and we can give no assurance that we can achieve a financial closing associated with some of the real estate holdings we have identified, or will identify in the future.

Phase 2- The “PAX” Cryptocurrency merchant services Blockchain Asset Wallet that the Company intends to create will enable users to spend cryptocurrency anywhere in the world by utilizing their smartphone or a universal PAX debit card. Please be aware that, as note earlier, that there are many risks associated with this PAX debit card and its success.

PHASE 1 OVERVIEW

The Company’s singular mission is to bridge two major industries; that consists of residential and commercial real estate and the hyper- growth opened sourced blockchain software system infrastructure.  Our goal is to create a flexible, transparent, security that is exchange tradeable, and depending upon our growth and profitability associated with the Company’s real estate investments making pro rata distributions to its PAX token holders in the Company’s sole and absolute discretion. PAX Token Holders will not have a direct or indirect ownership equity stake in the Company and/or the Distributor but rather, as noted earlier a profit allocation, at the Company’s sole and absolute discretion. PAX token holders however, will not have a direct or indirect ownership stake in the equity of the Company, and/or the Distributor.

This investment model’s goal is to enhance people’s lives by investing in the revitalization of blighted communities throughout the United States. While we are a “for profit” Company underlying our business theme is a philanthropic mission to better communities across the United States –we believe a hyper growth market by any standard. We intend to create Sound Money Cryptocurrency that will be backed on a “nonrecourse basis” by residential and commercial real estate in the United States. It is important to understand prior to making any investment that you understand that this is not an asset-backed recourse real estate investment. You will, depending on the Company’s performance receive, in the Company’s, sole and absolute discretion, a profit sharing distribution in the event our real estate holding perform on a profitable basis although there are no assurances that this will occur.

Our vision is to bring safety, security, and lower volatility to the cryptocurrency space by introducing a sound money alternative to those cryptocurrencies currently in market. We are especially enthusiastic to be able to bring cryptocurrency to those individuals who would never have had the opportunity to understand and use this digital currency to better their lives.  Our goal in the residential and commercial real estate sector is to purchase five to seven properties per month, and through investment appreciate their value and generate profit for our PAX token holders thus making the tradeable PAX token a high demand tradeable security.

Phase 1- Acquisitions of Real Property

Phase 1 of the mandate is the acquisition of real estate property in the United States. We intend to be a Cryptocurrency Real Estate Investment Vehicle (C.R.E.I.V.). We intend to purchase and operate income-producing properties that can include office and apartment buildings, warehouses, condominiums, and shopping centers. While the mandate calls for acquisition of a broad range of property types, we intend to focus on residential real property opportunities as we believe they are the best foundation to use to create a strong and sound money cryptocurrency.

During Phase 1 we will be engaging in a SEC registered security Token Sale of 15 million PAX Tokens via a cryptocurrency crowd funding campaign.

Following the closing of this ICO, we will work through all of our partners to have the PAX token listed and traded on a number of crypto exchanges including but not limited to DEX, Finance, Bittrex, Liquid, Poloniex, Kraken, etc. While it is our intention to be listed on as many exchanges as possible upon the Initial Token Sale and shortly thereafter, we will work with each exchange, on their timelines and applicable requirements, regulatory or otherwise for exchange listing. There are no assurances that we will be successful in getting listed on these various exchanges.

Although there have been a small number of other companies who have attempted to purchase real estate to back their token, these companies intend to create their own blockchain and mine tokens in direct competition with giants like Bitcoin and the Ethereal ecosystems. Praetorian does not wish to re-invent the wheel and will utilize the existing technology of the Ethereum Block chain and smart contracts to conduct our Initial Token Sale and to allow for detailed and transparent tracking of token ownership.

Once the campaign closes, we will leverage and convert the cryptocurrency distributed in the ICO back into local fiat (USD currency) on a deal-by-deal basis to not adversely affect the price of Bitcoin, Ethereal or any of the other cryptocurrencies accepted during the Initial Token Sale. This cooperation and alliance will marry crypto and fiat by infusing tens of millions of dollars back into blighted areas in lower income sectors throughout New York State that includes the five boroughs of New York City and the upstate area. Our vision is to strengthen those markets and gain trust and credibility in the cryptocurrency ecosystem.

We believe the PAX Token will be sought out and accessible to anyone throughout the world to convert their crypto currency like Bitcoin, Ethereum, Litecoin, into a non-recourse real estate tied indirectly to the PAX Token for the potential rate of high returns. We believe that we will be a self-sufficient entity not having to rely on any bank or mortgage institutions to purchase our real estate holdings. However, if we wish to further leverage our holdings, we may seek traditional lending to enhance our market penetration in an effort to make our holdings in cryptocurrency gain additional market share and value.

In addition, PAX Token holders, as a result of their investment, hold the right to the net profit of the real property rent accumulation based on their overall percentage of holdings relative to the overall total float of PAX token. Holding PAX tokens does not provide and should not be interpreted as holding equity in the Company, or real estate investments that the Company might achieve. The PAX token holder, upon the discretion of the Company, will receive purely profit distributions associated with their respective percentage PAX token ownership in the Company’s sole and absolute discretion. Our goal is simple; that is to create a sustainable demand for the PAX token as a tradable cyber-currency on the various secondary exchanges noted above with real estate holding and appreciation therewith.

The Company intends to create a solid and sustainable business foundation for its cryptocurrency (PAX Token) by purchasing and leveraging various categories of real property with a projected gross of 10 to 18% CAP rate.  In addition, every real estate acquisition will be published on our website, praetoriangroup.io, with detailed profit/loss statements and purchase price associated with all real estate investments we intend to make for all investors to view and analyze within 24-48 hours of the purchase of the particular real estate asset. We will also publish through the SEC any required information from a regulatory standpoint that the agency requires.

We intend to grant short to medium term commercial private loans, with the expectation of capturing additional profit, provided however that these prospective loan transactions completely satisfy the company’s underwriting due diligence process, inclusive of credit score, personal guarantees, and solid loan to value ratios.

At this time, Praetorian real estate experts are in the process of identifying potential properties in the New York area and throughout the United States. As the date is nearing for our pre-sale and crowd funding campaign to close, Praetorian will begin making offers on these properties in an effort to close these real estate investments very quickly. Our goal is to slowly and carefully purchase 5 to 7 properties per month. Each property purchased will be posted on the Praetorian website with all information for public view, as previously noted.

In addition to purchasing these properties, Praetorian believes a “Community Out-Reach” objective is critical. We intend to invest in certain blighted areas to assist the respective communities by making donations to local charities and initiating programs to help better the lives of residents.

Phase 2-  PAX Crypto Debit Card APP Wallet

We anticipate that Phase 2 will begin within 12 months post campaign closure. Using existing technology, this phase will create The “PAX” Cryptocurrency Blockchain Asset

Wallet which will enable users to spend crypto currency anywhere in the world that fiat currency debit or credit cards are accepted, and instantly convert that particular crypto currency, like BTC, ETH, LTC, Dash, NEO, OMG and many others into the local fiat of the region in which the transaction has occurred, or making a purchase in crypto currency utilizing their smartphone or a debit card or a credit card.

Once again, as seen in Phase 1 of our mandate, crypto currency will be infused in the fiat market economy allowing for stronger economies and additional spending stimulating, in our estimation, greater income, jobs and guided by the blockchain with no government intervention or central planning; specifically, enabling an entirely new type of digital currency to be accepted by hard working retail merchants.

We believe that the PAX wallet will allow customers to bring the technology to the merchant instead of waiting perhaps years for a local small merchants to upgrade and accept a new form of digital payment, which they may not completely understand or even trust. We believe confidence and reliability in the blockchain will be established by ordinary people very quickly.

Users, we believe, will also be able to transfer crypto currency peer to peer fast, safe, and securely anywhere in the world via the PAX Wallet.

We believe consumers will have the option to order a universally accepted PAX debit card and in the near future and further apply for a crypto PAX credit card paying a much lower rate than those that are currently on the market. Instead of 14% to 20% interest rates, qualifying PAX members, we believe, could garner 4% to 8% interest rates although there are no assurances that we will be able to achieve these lower interest rates.

In addition, our goal is to enable users to earn a 0.2% reward for every purchase they make. These potential rewards will be transferred directly in the user’s PAX wallet within hours of their purchase in the form of PAX tokens, which users can spend, hold, and even sell on one of many crypto currency exchanges throughout the world.

We believe that the creation of a PAX debit card to be used all over the world connected directly to user’s PAX wallet where users can download the wallet for free on Android and IOS platforms. Once the user downloads the PAX App they simply enter their name, telephone number and email address and can immediately deposit a multitude of crypto into their PAX wallet securely and safe subject, of course, to mal-ware and other groups, out of our control, that may disrupt or compromise the PAX token.  The crypto currencies never have to be converted into fiat money until the user is ready to make a purchase. All crypto to fiat conversions will happen in real time at current rates. Using technology already existing.

In short, merchant services to be set up by PAX in retail stores both online and physically where merchants will be able to accept a variety of crypto currency to make day to day purchases through a variety of strategic partnerships with merchant service companies throughout the world.

HOW IT WORKS

The PAX Universal Debit/Credit card works very simply and is quite easy to understand. The user swipes their PAX card through the merchant’s credit/debit card machine port or computer system. Instantly through a number of new and existing technologies we have at our disposal, a network router will send an invoice in fiat money to the Praetorian server. Next the PAX user will receive an electronic invoice in their wallet. The users will choose their desired crypto currency and simply pay their invoice and receive rewards for this purchase in the form of PAX tokens, which will be purchased on the open market by Praetorian.

Furthermore, the PAX cardholder might enjoy low and even no fees from the using their debit card. This is possible because we are paid by the merchant’s bank or the issuing portion of the transaction. In any debit or credit card transaction today there are two components, the acquirer and the issuer. Praetorian, working with other entities is on the issuing side of the transaction.  The acquiring entity is an entity like a bank that searches for merchants to accept the transaction at the point of sale. For example, once a sale is made for instance $100 USD, the bank merchant must pay a small fee. In many cases 3% of the purchase. The merchant will get $97 and the acquiring bank will take $3. Now that $3 is split between the Acquiring bank and the Issuer, Visa or Master Card and Praetorian. With this traditional system, the customer does not pay anything, but the merchant that pays all fees. This works all over the world. The only other fee is if not using USD or Euros.

PHASE 2 PROJECTIONS

Since we are U.S. based, we will concentrate on creating the functionality of the PAX Debit card first in the United States. Other similar companies fail here and have neglected the U.S. market. It is clear to see how potentially lucrative the PAX Debit card transactions fees will be. This is not including the future issuance of a PAX credit card, which will add additional income to our Company.

Praetorian intends to be fully live in the United States where users can actually make purchases using the PAX Debit card on or before December 25, 2019. By that time, we believe the Company will have a significant ramp up period and on the date of going live we anticipate having 1 million potential users. By January 2020 Praetorian projects having 5 million users and by January 2021 a minimum of 10 million users although we can give no assurances that this projection will occur. Considering by this time the development of a PAX Credit card and the continuous rental income for Phase 1 of the Praetorian Crypto Real Estate Investment Vehicle or C.R.E.I.V.

THE PRAETORIAN TEAM

Praetorian is a United States based limited liability company. We maintain our main office in New York where we can focus and concentrate on the purchase of real estate in our area of specialty the Distributors of PAX will be issued through a subsidiary U.S limited liability company to be formed associated with the ICO. We are a talented team of entrepreneurs, philanthropists, and blockchain enthusiasts, trail blazers, attorneys, marketing professionals, bankers, real estate brokers, accountants, and developers. Today Praetorian is fortunate to have the best in Fin Tech, Law, Real Estate, and creative development, with each team member having at least a decade or more experience in his particular expertise.

CO-FOUNDER & CEO GERARD MARRONE

Gerard Marrone is Chief Executive Officer of The Praetorian Group. Gerard is a practicing attorney, real estate broker and blockchain enthusiast. Over the course of his legal career Gerard has specialized in the New York real estate market, corporate and criminal law, and litigation. In 1994, Gerard was a victim of a crime. He was shot in the spine while shielding his younger sister from being hit by a bullet. Gerard was paralyzed from the chest down and told by doctors he would never walk again. Despite this grim diagnosis, and left with no hope, Gerard fought to take his life back, first mentally, and then physically. Gerard’s never quit attitude and determination is a tremendous asset to lead Praetorian to success.

When not traveling searching for new acquisitions, CEO Gerard Marrone will be at the New York office creating new projects and developing additional platforms in which Praetorian can participate.

CO-FOUNDER & CSO LOUIS ADIMANDO

Louis Adimando is Chief Strategy Officer of the Praetorian Group. Louis is an attorney, banker and blockchain expert. Louis has been in the blockchain space for a number of years as an observer, investor, miner, and trader. Louis’s unique legal, financial, and banking experience will serve Praetorian extremely well. Louis’s experience in the blockchain space from basically every angle imaginable allows him to tap into his creative side and create new ways to apply blockchain to the universe. His mission in life to create a sound money economy where people preserve and grow their wealth through their savings will be realized through this project.

CREATIVE DIRECTOR JOSHUA LUTZ

Joshua Lutz has over 25 years’ experience solving creative problems and brings his unique skillset to PAX. Joshua addresses the many customer familiarity issues cryptocurrency needs to overcome in today's marketplace. Joshua is a deep tech junky and conservatory graduated Audio Engineer and Musician. His love for cryptocurrency stems from an early love of trading stocks.

OUT-SIDE GENERAL COUNSEL PAUL R. MCMENAMIN

Paul has extensive experience handling securities fraud, RICO and intellectual property litigation matters primarily in federal court. His 30-year career has also entailed providing certain business and legal advice serving as select General Counsel on certain corporate matters to an institutionally-backed media and technology private equity firm. He has also served as a corporate partner in various mid-sized firms in the Tri-State area, and currently maintains his own private practice in New York City.

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